Exhibit 23.4
Seanergy Maritime Holdings Corp.
1-3 Patriarchou Grigoriou
166 74 Glyfada
Athens, Greece

October 16, 2009
Ladies and Gentlemen:
     Reference is made to the Form F-1 registration statement, as the same may be amended from time to time (collectively, the “Registration Statement”), of Seanergy Maritime Holdings Corp. (the “Company”), to be filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the public offering of the Company’s shares of common stock.
     We have reviewed the section in the Registration Statement entitled “The International Dry Bulk Shipping Industry” and confirm that it accurately describes the international dry bulk shipping markets. We further advise the Company that our role has been limited to the provision of the statistical data, graphs, tables and other information (collectively, the “Shipping Information”) set forth in the section of the Registration Statement entitled “The International Dry Bulk Shipping Industry.” With respect to the Shipping Information supplied by us, we advise you that:

•	some industry data included in this discussion is derived from estimates or subjective judgments;

•	the published information of other maritime data collection agencies may differ from this data; and

•	while we have taken reasonable care in the compilation of the Shipping Information and believe it to be accurate and correct, data compilation is subject to limited audit and validation procedures and may accordingly contain errors.
     We hereby consent to (i) the use of the graphical and statistical information supplied by us as set forth in the Registration Statement, including, without limitation, such information contained under the section of the Registration Statement titled “The International Drybulk Shipping Industry,” (ii) the references to our company in the Registration Statement, (iii) the naming of our company as an expert in the Registration Statement, and (iv) the filing of this letter as an exhibit to the Registration Statement to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act.

     We hereby consent to the reference of our firm in the sections of the Proxy Statement entitled “The International Dry Bulk Shipping Industry” and the “Experts” Section.
Very truly yours,
CLARKSON RESEARCH SERVICES LIMITED

Name:	/s/ illegible
Title:	Director

Name:	/s/ illegible
Title:	Director